SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2008

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-18684	14-1626307
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

Lexington Park Lagrangeville, New York (Address of principal executive offices)	12540 (Zip code)

Registrant’s telephone number, including area code: (845) 454-3703

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 7, 2008, the Company completed its acquisition of substantially all of the assets of Expert Security Services, Inc., a Maryland-based provider of guard and related security services (“ESS”). The purchase price for these assets was $437,000, subject to adjustment based on the achievement or failure to achieve certain revenue targets, as specified in accordance with the terms, and subject to the conditions, of that certain Asset Purchase Agreement dated as of January 1, 2008 (the “Agreement”), among the Company, ESS and the shareholders of ESS.

The foregoing description of the Agreement is not complete, and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibits 10.1 to this Current Report, and is incorporated herein by reference.

A copy of the press release announcing the completion of the asset purchase, which is filed as Exhibit 99.1 hereto, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated as of January 1, 2008 among Command Security Corporation, Expert Security Services, Inc. and the shareholders of Expert Security Services, Inc.

99.1	Press Release dated January 7, 2008 announcing the closing under the Asset Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Command Security Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2008

COMMAND SECURITY CORPORATION

By:	/s/ Barry Regenstein
Name: Barry Regenstein
Title: President and Chief Financial Officer